AMENDED SCHEDULE A
                            DATED DECEMBER 19, 2017
                                     TO THE
                         INVESTMENT ADVISORY AGREEMENT
                          DATED MARCH 24, 2011 BETWEEN
                        THE ADVISORS' INNER CIRCLE FUND
                                      AND
                       ALPHAONE INVESTMENT SERVICES, LLC

The Trust will pay to the Adviser as compensation for the Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of each Fund in accordance the following fee schedule:

Fund                                                                       Rate
AlphaOne Small Cap Opportunities Fund ..................................   1.00%
AlphaOne NextGen Technology Fund .......................................   0.90%
AlphaOne VIMCO Small Cap Value Fund ....................................   0.90%




Acknowledged and Accepted by:

THE ADVISORS' INNER CIRCLE FUND

By: /s/ Dianne Descoteaux
    ---------------------
Name: Dianne Descoteaux
Title: VP & Secretary

ALPHAONE INVESTMENT SERVICES, LLC

By: /s/ Donald I. O'Hara
    --------------------
Name: Donald I. O'Hara
Title: COO/CCO





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